Exhibit 10.2

TENTH AMENDMENT
TO THE SECOND RESTATEMENT OF THE
MERIT MEDICAL SYSTEMS, INC. 401(k) PROFIT SHARING PLAN

This Tenth Amendment to the Second Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”) is hereby amended as follows, effective as of January 1, 2017, except as otherwise provided herein:

Section 13 of the Adoption Agreement entitled "ELIGIBLE EMPLOYEES" is amended as follows:

ELIGIBILITY REQUIREMENTS

ELIGIBLE EMPLOYEES (Plan Section 1.28) means all Employees (including Leased Employees) EXCEPT those Employees who are excluded below or elsewhere in the Plan:

a. [ ]	No excluded Employees. There are no additional excluded Employees under the Plan (skip to Question 14).

b.
[X]    Exclusions ‑ same for all contribution types. The following Employees are not Eligible Employees for all contribution types (select one or more of e. - k. below; also select 1. for each exclusion selected at e. - j.):

c.
[ ]    Exclusions ‑ different exclusions apply. The following Employees are not Eligible Employees for the designated contribution types (select one or more of d. ‑ k. below; also select 1. OR all that apply of 2. ‑ 4. for each exclusion selected at d. - j.):

NOTE:    Unless otherwise specified in this Section, Elective Deferrals include Roth Elective Deferrals, after‑tax voluntary Employee contributions, and rollover contributions; Matching includes QMACs; and Nonelective Profit Sharing includes QNECs. "ADP test safe harbor contributions" (SH) (including those made pursuant to a QACA) and SIMPLE 401(k) contributions are subject to the exclusions for Elective Deferrals except as provided in Question 27.

Exclusions	All Contributions		Elective Deferrals/SH	Matching	Nonelective Profit Sharing
d. No exclusions	N/A	OR	2. [ ]	3. [ ]	4. [ ]
e. Union Employees (as defined in Plan Section 1.28)	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
f. Nonresident aliens (as defined in Plan Section 1.28)	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
g. Highly Compensated Employees (Plan Section 1.41)	1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
h. Leased Employees (Plan Section 1.49)	1. [ X ]	OR	2. [ ]	3. [ ]	4. [ ]

i. Part‑time/temporary/seasonal Employees. A part-time, temporary or seasonal Employee is an Employee whose regularly scheduled service is less than ___ Hours of Service in the relevant eligibility computation period (as defined in Plan Section 1.88). However, if any such excluded Employee actually completes a Year of Service, then such Employee will no longer be part of this excluded class.
1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
j. Other: Temporary and Seasonal Employees as designated in the Employer's records. However, if any such excluded Employee completes a Year of Service, then, beginning on the first day following completion of a Year of Service, such Employee will no longer be part of this excluded class. (must be definitely determinable, may not be based on age or length of service (except in a manner consistent with i. above) or level of Compensation, and, if using the average benefits test to satisfy Code §410(b)
coverage testing, much be a reasonable classification.
1. [ ]	OR	2. [ ]	3. [ ]	4. [ ]
k. [ ]    Other: _____________ (must (1) specify contributions to which exclusions apply, (2) be definitely determinable and not based on age or length of service (except in a manner consistent with i. above) or level of Compensation, and, (3) if using the average benefits test to satisfy Code §410(b) coverage testing, be a reasonable classification).

Effective February 1, 2017:

Section 16 of the Adoption Agreement entitled "RECOGNITION OF SERVICE WITH OTHER EMPLOYERS" is amended as follows:

SERVICE

RECOGNITION OF SERVICE WITH OTHER EMPLOYERS (Plan Sections 1.62 and 1.88)

a.
[ ]    No service with other employers is recognized except as otherwise required by law (e.g., the Plan already provides for the recognition of service with Employers who have adopted this Plan as well as service with Affiliated Employers and predecessor Employers who maintained this Plan; skip to Question 17).

b.
[X]    Prior service with the designated employers is recognized as follows (answer c. and select one or more of c.1. ‑ 3.; select d. ‑ g. as applicable) (if more than 3 employers, attach an addendum to the Adoption Agreement or complete option l. under Section B of Appendix A to the Adoption Agreement (Special Effective Dates and Other Permitted Elections)):

Other	Employer	Eligibility	Vesting	Contribution Allocation
c. [ X ]	Employer name: Argon Medical Devices	1. [ X ]	2. [ X ]	3. [ X ]
d. [ ]	Employer name: _____	1. [ ]	2. [ ]	3. [ ]
e. [ ]	Employer name: _____	1. [ ]	2. [ ]	3. [ ]
f. [ ]	Any entity the Employer acquires whether by asset or stock purchase, buy only with respect to individuals who are employees of the acquired entity at the time of the acquisition.	1. [ ]	2. [ ]	3. [ ]
Limitations
g. [X]
The following provisions or limitations apply with respect to the recognition of prior service: Service with Argon Medical Devices and its subsidiaries will only be credited to employees hired by the Employer on February 1, 2017 as part of the asset purchase from Argon Medical Devices. (e.g., credit service with x only on/following 1/1/13 or credit all service with entities the Employer acquired after 12/31/12)
		1. [ X ]	2. [ X ]	3. [ X ]
NOTE:
If the other Employer(s) maintained this qualified Plan, then Years (and/or Periods) of Service with such Employer(s) must be recognized pursuant to Plan Sections 1.62 and 1.88 regardless of any selections above.

The Employer executes this Amendment on the date specified below.

Merit Medical Systems, Inc.

Date:	November 17, 2017	By	/s/ Fred P. Lampropoulos
EMPLOYER